                                   AMENDMENT,
                             DATED AUGUST 28, 2000,
                                       TO
                                SERVICE AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                        AND PADCO SERVICE COMPANY, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED

                                  AMENDMENT TO

                                SERVICE AGREEMENT

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                           PADCO SERVICE COMPANY, INC.

The following Amendment is made to Section 4 of the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Service Agreement:

          Section 4 of the Service Agreement is amended, effective August 28, 2000, to read as follows:

          "As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series for such month:

          U.S. Government Bond Fund........................................................... 0.20%
          U.S. Government Money Market Fund................................................... 0.20%
          Nova Fund .......................................................................... 0.25%
          Ursa Fund .......................................................................... 0.25%
          Arktos Fund ........................................................................ 0.25%
          Juno Fund .......................................................................... 0.25%
          OTC Fund ........................................................................... 0.25%
          Titan 500 Fund.......................................................................0.25%
          Tempest 500 Fund.....................................................................0.25%
          Velocity 100 Fund....................................................................0.25%
          Venture 100 Fund.....................................................................0.25%
          Large-Cap Europe Fund .............................................................. 0.25%
          Large-Cap Japan Fund................................................................ 0.25%
          MEKROS FUND..........................................................................0.25%
          Banking Fund ....................................................................... 0.25%
          Basic Materials Fund ............................................................... 0.25%
          Biotechnology Fund ................................................................. 0.25%
          Consumer Products Fund ............................................................. 0.25%
          Electronics Fund ................................................................... 0.25%
          Energy Fund ........................................................................ 0.25%

          Energy Services Fund ............................................................... 0.25%
          Financial Services Fund ............................................................ 0.25%
          Health Care Fund ................................................................... 0.25%
          Internet Fund ...................................................................... 0.25%
          Leisure Fund ....................................................................... 0.25%
          Precious Metals Fund ................................................................0.25%
          Retailing Fund ..................................................................... 0.25%
          Technology Fund .................................................................... 0.25%
          Telecommunications Fund ............................................................ 0.25%
          Transportation Fund ................................................................ 0.25%
          Utilities Fund ..................................................................... 0.25%

          ADDITIONS and [DELETIONS] are noted in BOLD.

          In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer."

     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 28th day of August 2000.

                                                RYDEX VARIABLE TRUST

                                                /s/ Albert P. Viragh, Jr.
                                                ------------------------
                                                By:  Albert P. Viragh, Jr.
                                                Title:  President


                                                PADCO SERVICE COMPANY, INC.

                                                /s/ Albert P. Viragh, Jr.
                                                ------------------------
                                                By:  Albert P. Viragh, Jr.
                                                Title:  President